UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IVEDA SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

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Copies to:

Peter Campitiello, Esq.

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, New Jersey 08830

Tel 732 712 2714

| fax 732 395 4401x

IVEDA SOLUTIONS, INC.

Notice of Adjournment of Annual Meeting of Stockholders

PLEASE VOTE TODAY

Deadline to Vote: 11:59 PM Eastern on June 1, 2025

Dear Stockholders:

As previously disclosed, the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Iveda Solutions, Inc., a Nevada corporation (the “Company,” “Iveda Solutions,” “Iveda,” “we,” “our,” or “us”), was partially adjourned (the “Adjourned Meeting”) on December 4, 2024 with respect to Proposals 1, 4 and 5 as set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on October 7, 2024 (the “Proxy Statement”). The Annual Meeting was adjourned with respect to the other proposals set forth in the Proxy Statement with all such proposals having been approved and ratified in accordance with the requisite majorities. The Adjourned Meeting was held on March 4, 2025 where Proposal 1 was approved and ratified in accordance with the requisite majority and adjourned with respect to Proposal 5 as set forth in the Definitive Proxy Statement. The readjourned meeting will be held at the offices of the Company located at 1744 S Val Vista Suite 213, Mesa, Arizona 85204 on June 2, 2025, at 9:30 a.m. local time, solely to consider and vote upon the following proposal:

Proposal 5	-	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d) the issuance of: (i) 625,000 Series A Common Stock Purchase Warrants; (ii) 625,000 Series B Common Stock Purchase Warrants; and (iii) the shares of the Company’s common stock upon the exercise of such Series A and Series B Warrants, issued on September 6, 2024 subject to shareholder approval.

The Company has adjourned the Annual Meeting solely with respect to Proposal 5 to provide its stockholders additional time to vote on this proposal.

Our records indicate that we may not have yet received your vote. Stockholders that have voted strongly supported the proposals, but we need your vote to achieve the required vote. Please vote today to help us avoid the significant cost associated with continued proxy solicitation efforts.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. We encourage all eligible stockholders who have not yet voted their shares - or provided voting instructions to their broker or other record holder - to do so prior to the adjourned Annual Meeting, as your participation is important. The Company’s Board of Directors recommends a vote ‘FOR’ Proposal 5.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Company’s Annual Meeting. The Company has filed with the SEC and mailed to its stockholders a Proxy Statement in connection with the Annual Meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents filed by the Company with the SEC at www.sec.gov. The Proxy Statement and proxy card are also available on the Company’s corporate website at www.https://iveda.com/ir/#financials.

Important Additional Information

You are urged to read the Proxy Statement filed with the SEC on October 7, 2024 related to the Company’s Annual Meeting of Stockholders. Free copies of the proxy statement and other documents filed by the Company with the SEC are available through the SEC’s web site at www.sec.gov. In addition, the proxy statement and related materials may also be obtained free of charge from the Company by directing such requests to: Secretary at Iveda Solutions, Inc., 1744 S Val Vista Suite 213, Mesa, Arizona 85204, Telephone: (408) 307-8700. The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies.

Stockholders as of close of business on the October 7, 2024 record date who have not voted are encouraged to vote. Stockholders needing assistance voting or have questions may contact the firm assisting the Company with the solicitation of proxies, Laurel Hill, by telephone at (888) 742-1305.